                                                                       EXHIBIT 1


                           JOINT ACQUISITION STATEMENT
                          PURSUANT TO RULE 13d-1(f)(1)

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: August 22, 1997

MALTA PARTNERS, L.P.                          MALTA HEDGE FUND, L.P.
By:      SOAM Holdings, LLC,                  By:      SOAM Holdings, LLC,
         the sole general partner                      the sole general partner


By:/s/ Terry Maltese                          By:/s/ Terry Maltese
   ------------------------------                -------------------------------
         Terry Maltese                                 Terry Maltese
         President                                     President

SOAM HOLDINGS, LLC


By:/s/ Terry Maltese
   ------------------------------
         Terry Maltese
         President

SANDLER O'NEILL ASSET MANAGEMENT LLC


By:/s/ Terry Maltese
   ------------------------------
         Terry Maltese
         President

TERRY MALTESE

/s/ Terry Maltese
   ------------------------------


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